MetLife                                                    [LOGO OF METLIFE(R)]
1095 Avenue of the Americas
19th Floor
New York, NY 10036
212 578-2211

NANCY H. BADEER
Assistant General Counsel
Law Department
Tel 212 578-6810   Fax 212 251-1566

April 10, 2015

Board of Directors
MetLife Insurance Company USA
1209 Orange Street
Wilmington, DE 19801

Re:   Opinion of Counsel
      Pre-Effective Amendment No. 1 to the Registration Statement
      MetLife Insurance Company USA
      MetLife Retirement Account, Liquidity Benefit

Ladies and Gentlemen:

I am an Assistant General Counsel to the MetLife Group and provide legal counsel to MetLife Insurance Company USA ("Company"). This opinion is furnished in connection with the proposed offering of a certain fixed annuity contract (the "Contract") issued by MetLife Insurance Company USA ("Company") under Pre-Effective Amendment No. 1 to Registration Statement No. 333-201860 filed on April 10, 2015 (the "Registration Statement") and described therein, filed by the Company under the Securities Act of 1933, as amended. The Company is a wholly-owned subsidiary of MetLife, Inc. and an affiliate of Metropolitan Life Insurance Company.

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

I am of the following opinions:

1. The Company is duly organized and existing under the laws of the State of Delaware and has been duly authorized to do business and to issue annuity contracts by the Insurance Commissioner of the State of Delaware.

2. The Contract covered by the above Registration Statement, and all amendments relating thereto, when delivered and when the first purchase payment made by an owner all in accordance with the prospectus (the "Prospectus") included in the Registration Statement and in compliance with the applicable local law, will be a legal and binding obligation of the Company in accordance with its terms. Owners of Contracts, as such, will not be subject to any deductions and charges by the Company other than those described in the Contract and as referred to in the Prospectus.

Board of Directors
MetLife Insurance Company USA                                            Page 2
April 10, 2015

I hereby consent to the use of this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ Nancy H. Badeer
---------------------------
Nancy H. Badeer
Assistant General Counsel